Exhibit (i)

January 6, 2020
ATTORNEYS AT LAW
777 EAST WISCONSIN AVENUE
MILWAUKEE, WI  53202-5306
414.271.2400 TEL
414.297.4900 FAX
WWW.FOLEY.COM

WRITER’S DIRECT LINE
414.297.5596
pfetzer@foley.com EMAIL

CLIENT/MATTER NUMBER
068916-0101

Leuthold Funds, Inc. 150 South Fifth Street Suite 1700 Minneapolis, MN 55402
Ladies and Gentlemen:
We have acted as counsel for Leuthold Funds, Inc. (the “Corporation”) in connection with the preparation and filing with the Securities and Exchange Commission (the “SEC”) of an amendment to the Corporation’s Registration Statement on Form N-1A (File Nos. 033-96634 and 811-09094) (the “Amended Registration Statement”) registering an indefinite amount of the Corporation’s Common Stock (such Common Stock being hereinafter referred to as the “Shares”) under the Securities Act of 1933, as amended (the “Securities Act”), for sale in the manner set forth in the Amended Registration Statement.
You have requested our opinion as to the matters set forth below in connection with the filing of the Amended Registration Statement.  For purposes of rendering that opinion, we have examined: (a) the Amended Registration Statement; (b) the Corporation’s Articles of Incorporation and Bylaws, as amended to date; (c) corporate proceedings relative to the authorization for issuance of the Shares; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.  We have made such other investigation as we have deemed appropriate, and we have examined and relied upon certificates of public officials.  In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind.  We have not verified any of those assumptions.
We are giving this opinion letter only as attorneys licensed to practice law in the State of Wisconsin.  Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal laws of the United States of America and the provisions of the Maryland General Corporate Law that, in our experience, generally are applicable to the issuance of shares by entities such as the Corporation.  We express no opinion with respect to any other laws.  We express no opinion herein as to the effect of any other laws, rules or regulations.
Based upon and subject to the foregoing, and assuming that (a) the Amended Registration Statement and any amendments thereto are effective and comply with all applicable laws, (b) all actions contemplated by corporate proceedings in connection with offering the Shares have been fully completed, and (c) all Shares are issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Amended Registration Statement and any amendments thereto, we are of the

AUSTIN BOSTON CHICAGO DALLAS DENVER	DETROIT HOUSTON JACKSONVILLE LOS ANGELES MADISON	MEXICO CITY MIAMI MILWAUKEE NEW YORK ORLANDO	SACRAMENTO SAN DIEGO SAN FRANCISCO SILICON VALLEY TALLAHASSEE	TAMPA WASHINGTON, D.C. BRUSSELS TOKYO

Leuthold Funds, Inc.
January 6, 2020

opinion that the Shares when sold as contemplated in the Amended Registration Statement will be legally issued, fully paid and nonassessable.
This opinion is rendered solely in connection with the filing of the Amended Registration Statement and supersedes any previous opinions of this firm in connection with the issuance of Shares.  We hereby consent to the filing of this opinion with the SEC as an exhibit to the Amended Registration Statement.  In giving our consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act (or the rules and regulations of the SEC thereunder), or within the category of persons whose consent is required by Section 7 of the Securities Act (or the rules and regulations of the SEC thereunder).
We hereby consent to the use of this opinion as an exhibit to the Amended Registration Statement on Form N-1A.  In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.
Very truly yours,

/s/ Foley & Lardner LLP

FOLEY & LARDNER LLP